WEBSITE DEVELOPMENT AGREEMENT

This Website Development Agreement (the “Agreement”) is entered into as of August 31, 2026 (the “Effective Date”), by and between:

Holvek Technologies Corporation, with its principal place of business at Kalnicka cesta 831/12, 934 01 Levice, Slovakia ("Client"), and

Gramston Limited, with its principal place of business at 71-75 Shelton Street, Covent Garden, London, United Kingdom, WC2H 9JQ ("Developer").

1.	ENGAGEMENT

The Client hereby engages the Developer to provide website design, development, backend development, testing, deployment and related project management services as described in this Agreement and Exhibit A attached hereto (the “Services”).

The Developer agrees to perform the Services in accordance with the specifications, stages, estimated hours, fees and schedule set forth in Exhibit A.

2.	PROJECT TERM
2.1	Commencement

The Developer shall commence the Services on August 31, 2026.

2.2	Completion

The scheduled completion date for the project is September 30, 2026, subject to the Client's timely provision of information, materials, approvals and feedback reasonably required for completion of the Services.

2.3	Project Stages

The Services shall be performed in five stages as described in Exhibit A. Certain stages may overlap where reasonably necessary to meet the project schedule. The stage dates set forth in Exhibit A represent the scheduled performance periods for each stage and do not require that all work within a stage be performed continuously on each calendar day.

3.	SCOPE OF SERVICES

The Developer shall perform the Services described in Exhibit A — Project Scope, Schedule and Fee Calculation, including:

•	project requirements gathering and technical planning;
•	business analysis and feature specification;
•	UX research and wireframe preparation;
•	technical architecture planning;
•	website UI design and visual concepts;
•	design revisions and asset preparation;
•	responsive website development;
•	backend functionality development;
•	quality assurance testing and bug fixing;
•	production deployment; and
•	project management and final delivery.

Any material change to the scope of Services shall be agreed upon in writing by the Parties.

4.	FEES
4.1	Total Project Fee

The total fee payable by the Client for the Services under this Agreement shall be USD

$38,530.00 (the “Project Fee”).

The Project Fee is based on the hourly rates, estimated hours, and costs set forth in Exhibit A. The Client shall make payments by bank transfer or another payment method agreed upon by the Parties.

4.2	Payment for Stage 1

The fee for Stage 1 is USD $8,850.00 and shall be paid by the Client on the date of execution of this Agreement, August 31, 2026.

4.3	Payment for Stages 2–5

The fee for Stages 2–5 is USD $29,680.00 and shall be paid by the Client no later than October 31, 2026.

5.	CLIENT RESPONSIBILITIES

The Client shall provide the Developer with information, materials, content, access credentials, technical information and approvals reasonably necessary for performance of the Services.

The Client shall use commercially reasonable efforts to provide feedback and approvals without unreasonable delay.

Any delay caused by the Client's failure to provide required information, materials, access or approvals may result in a corresponding adjustment to the project schedule.

6.	DELIVERABLES AND ACCEPTANCE

Upon completion of the applicable Services, the Developer shall deliver the applicable website components, designs, code, configurations and other deliverables described in Exhibit A.

For purposes of this Agreement, delivery of the completed website shall occur when the Developer makes the completed website publicly accessible in the production environment and provides the Client with the necessary administrative access credentials and other materials reasonably required for the Client to use and manage the website.

Within five (5) business days following delivery of a stage deliverable or final deliverable, the Client shall notify the Developer in writing of any material non-conformity with the applicable specifications set forth in Exhibit A. If the Client does not provide such notice within such period, the applicable deliverable shall be deemed accepted.

The Developer shall use commercially reasonable efforts to correct material defects attributable to the Developer's work.

7.	INTELLECTUAL PROPERTY
7.1	Work Product

Upon delivery of the completed website to the Client, all original website designs, source code, documentation and other work product specifically created by the Developer for the Client under this Agreement (the “Work Product”) shall be owned by the Client.

The transfer of ownership of the Work Product shall occur on the date the completed website is delivered to the Client, regardless of whether any portion of the Project Fee remains payable after such date.

7.2	Pre-Existing Materials

The Developer shall retain ownership of its pre-existing software, tools, libraries, frameworks, know-how, methodologies and other materials developed independently of this Agreement.

To the extent any such materials are incorporated into the Work Product, the Developer grants the Client a perpetual, worldwide, non-exclusive, royalty-free license to use such materials as part of the Work Product.

7.3	Third-Party Materials

Third-party software, open-source components, stock materials and other third-party materials shall remain subject to their respective licenses.

The Developer shall not knowingly incorporate third-party materials into the Work Product in a manner that materially restricts the Client's intended use of the website without informing the Client.

8.	CONFIDENTIALITY

Each Party agrees to keep confidential all non-public business, technical, financial and commercial information received from the other Party in connection with this Agreement.

Confidential information shall not be disclosed to any third party except as required by law or as reasonably necessary to perform this Agreement.

9.	DATA PROTECTION AND SECURITY

To the extent the Services involve the processing of personal data, the Parties shall comply with applicable data protection and privacy laws.

The Developer shall implement commercially reasonable technical and organizational measures designed to protect personal data and confidential information processed in connection with the Services.

Where required by applicable law, the Parties shall enter into an appropriate data processing agreement.

10.	REPRESENTATIONS AND WARRANTIES

The Developer represents that:

(a)	it has the authority to enter into this Agreement;
(b)	it shall perform the Services in a professional and workmanlike manner;

(c)    the Work Product created specifically by the Developer will not knowingly infringe the intellectual property rights of any third party; and

(d)	it will comply with applicable laws in performing the Services.
11.	LIMITATION OF LIABILITY

Except for liability arising from fraud, willful misconduct, breach of confidentiality, infringement or misappropriation of intellectual property rights, or obligations that cannot legally be limited, neither Party shall be liable to the other for indirect, incidental, special, consequential or punitive damages arising out of this Agreement.

The aggregate liability of either Party arising from this Agreement shall not exceed the total Project Fee paid or payable under this Agreement, except to the extent such limitation is prohibited by applicable law.

12.	TERMINATION

Either Party may terminate this Agreement upon written notice if the other Party materially breaches this Agreement and fails to cure such breach within 10 business days after receiving written notice.

If the Agreement is terminated, the Client shall pay the Developer for Services properly performed through the effective date of termination.

13.	INDEPENDENT CONTRACTOR

The Developer is an independent contractor and not an employee, partner, joint venturer or agent of the Client.

Nothing in this Agreement shall be construed to create an employment, partnership or joint venture relationship between the Parties.

14.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict-of-law principles.

The Parties agree that the state and federal courts located in Wyoming shall have exclusive jurisdiction over any dispute arising out of or relating to this Agreement, and each Party consents to such jurisdiction and venue.

15.	FORCE MAJEURE

Neither Party shall be liable for delays caused by events beyond its reasonable control, including natural disasters, war, governmental actions, major internet or infrastructure failures, or other events that could not reasonably have been prevented.

16.	ENTIRE AGREEMENT

This Agreement, together with Exhibit A, constitutes the entire agreement between the Parties concerning the Services and supersedes all prior discussions and agreements relating to the subject matter hereof.

Any amendment to this Agreement must be made in writing and signed by both Parties.

17.	COUNTERPARTS AND ELECTRONIC SIGNATURES

This Agreement may be executed in counterparts and by electronic signature. Each counterpart shall be deemed an original, and all counterparts together shall constitute one instrument.

SIGNATURES

Client: Holvek Technologies Corporation, /s/ Holvek Technologies Corporation Date: August 31, 2026	Developer: Gramston Limited, /s/ Gramston Limited Date: August 31, 2026

EXHIBIT A PROJECT SCOPE, SCHEDULE AND FEE CALCULATION

Project Start Date: August 31, 2026. Project Completion Date: September 30, 2026

The stage periods below indicate the scheduled performance period for each stage. Certain activities may overlap between stages in order to meet the overall project completion date.

Stage	Stage Period	Description	Role	Hourly Rate	Hours	Cost
Stage 1	Aug. 31 – Sep. 4, 2026	Project requirements gathering and technical planning	Project Manager	50	37	1850
		Business analysis and feature specification	Project Manager	50	40	2000
		UX research and wireframe preparation	UX Designer	50	55	2750
		Technical architecture planning	Back-End Developer	50	45	2250
Stage 2	Sep. 3 – Sep. 11, 2026	Website UI design and visual concepts	UI Designer	70	20	1400
		Design revisions and asset preparation	UI Designer	70	10	700
Stage 3	Sep. 8 – Sep. 21, 2026	Responsive website development	Front-End Developer	70	120	8400
Stage 4	Sep. 14 – Sep. 25, 2026	Backend functionality	Back-End Developer	70	140	9800
Stage 5	Sep. 21 – Sep. 30, 2026	QA testing and bug fixing	QA Engineer	70	69	4830
		Production deployment	DevOps Engineer	70	35	2450
		Project management and final delivery	Project Manager	70	30	2100
Total	Aug. 31 – Sep. 30					38530

Client: Holvek Technologies Corporation, /s/ Holvek Technologies Corporation Date: August 31, 2026	Developer: Gramston Limited, /s/ Gramston Limited Date: August 31, 2026